Exhibit 32

FORM OF 906 CERTIFICATION

The certification set forth below is being submitted in connection with the Quarterly Report on Form
10-Q for the quarter ended September 28, 2013 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

David G. Whalen, the Chief Executive Officer and Kevin F. Mahoney, the Chief Financial Officer of Costa Inc., each certifies that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Costa Inc.

Date: November 7, 2013	DAVID G. WHALEN
David G. Whalen
Chief Executive Officer

KEVIN F. MAHONEY
Kevin F. Mahoney
Chief Financial Officer